EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We hereby consent to the use, in the Registration Statement on Form 10-SB, of our reports dated June 15, 2001 and December 19, 2000, relating to the financial statements of Fun City Popcorn, Inc. and Tone Products, Inc. respectively.


/s/  Kelly & Company
----------------------------
Kelly & Company
Certified Public Accountants


Newport Beach, California
October 10, 2001